Exhibit 99.1

March 9, 2010  1 p.m. Pacific Time

Company Press Release

SOURCE:              Cowlitz Bancorporation

CONTACTS:         Richard J. Fitzpatrick, Chief Executive Officer

                                Gerald L. Brickey, Chief Financial Officer

(360) 423-9800

LONGVIEW, Wash., March 9, 2010/PRNewswire/ --

COWLITZ BANCORPORATION RECEIVES NASDAQ NOTICE

Cowlitz Bancorporation (NASDAQ: CWLZ) (the “Company”) today announced that the Company received a letter from the Nasdaq Stock Market (“Nasdaq”) on March 3, 2010 providing notice that the Company no longer meets the minimum 500,000 publicly held shares requirement for The Nasdaq Capital Market under Nasdaq Listing Rule 5550(a)(4). For Nasdaq purposes, publicly held shares is equal to total shares outstanding less any shares held by officers, directors or beneficial owners of 10 percent or more shares. Nasdaq’s letter advises the Company to provide Nasdaq with a specific plan to achieve and sustain compliance with all The Nasdaq Capital Market listing requirements, including the time frame for completion of the plan, by April 19, 2010.  The Company anticipates submitting a plan prior to the deadline and working with Nasdaq to achieve full compliance.  The Company’s common stock remains listed with Nasdaq.

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by, among other things, the use of forward-looking terms such as “likely,” “typically,” “may,” “intends,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “targets,” “forecasts,” “seeks,” “potential,” “hopeful,” or “attempts” or the negative of such terms or other variations on such terms or comparable terminology. By their nature, these statements are subject to risks, uncertainties and other factors, which could cause actual future results to differ materially from those results expressed or implied by such forward-looking statements. Do not unduly rely on forward-looking statements. They give the Company’s expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and, except as required by law, the Company does not intend to update them to reflect changes that occur after that date. For a discussion of factors that may cause actual results to differ from expectations, refer to the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2008 and Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2009. Any factor described in this press release or in any document referred to in this press release could, by itself or together with one or more other factors, adversely affect the Company’s business, earnings and/or financial condition. We make forward-looking statements regarding future actions of Nasdaq and the future listing of the Company’s securities.